Filed Pursuant to Rule 424(b)(2)
Registration No. 333-144417
Prospectus Supplement
(To prospectus dated November 7, 2007)
4,200,000 Shares
Common Stock

November 19, 2007
We are offering 4,200,000 shares of our common stock.
Our common stock is listed on the NASDAQ Global Market under the symbol “NGAS.” The last reported sale price of our common stock on the NASDAQ Global Market on November 19, 2007 was $6.44 per share.
Investing in our common stock involves a high degree of risk. Before buying any shares, you should read carefully the discussion of material risks of investing in our common stock under the heading “Risk Factors” beginning on page S-2 of this prospectus supplement and on page 2 of the accompanying prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total

Offering price	$6.00	$25,200,000

Underwriting discounts and commissions	$0.30	$1,260,000

Proceeds, before expenses, to us	$5.70	$23,940,000

The underwriters expect to deliver the shares of common stock offered by this prospectus supplement and the accompanying prospectus to purchasers on or about November 26, 2007.

BMO Capital Markets

Ferris, Baker Watts	RBC Capital Markets
Incorporated
Broadpoint.
Dahlman Rose & Company

     This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the common stock we are offering and certain other matters relating to us. This first part also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement or the accompanying prospectus. The second part, the accompanying prospectus, gives more general information about our company and securities we may offer from time to time, some of which may not apply to this offering. If the information varies between this prospectus supplement and the accompanying prospectus, or any document incorporated by reference herein or therein, you should rely on the information in this prospectus supplement.
     You should rely only on the information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. We have not authorized any dealer, salesman or other person to provide you with additional or different information. This prospectus supplement and the accompanying prospectus are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information in this prospectus supplement or the accompanying prospectus or in any document incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date of the document containing the information.
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CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS
     In this prospectus supplement and the accompanying prospectus, in other filings with the SEC and in press releases and other public statements by our officers throughout the year, we make or will make statements that plan for or anticipate the future. These forward-looking statements include statements about our future business plans and strategies, and other statements that are not historical in nature. These forward-looking statements are based on our current expectations.
     Forward-looking statements may be identified by words or phrases such as “believe,” “expect,” “anticipate,” “should,” “planned,” “may,” “estimated,” “potential,” “goal,” and “objective.” Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, provide a “safe harbor” for forward-looking statements. In order to comply with the terms of the safe harbor, and because forward-looking statements involve future risks and uncertainties, listed in “Risk Factors” beginning on page S-2 of this prospectus supplement and on page 2 of the accompanying prospectus are a variety of factors that could cause actual results and other expectations to differ materially from the anticipated results or other expectations expressed in our forward-looking statements. We undertake no obligation to update any forward-looking statements contained herein or in future communications to reflect future events or developments.
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PROSPECTUS SUMMARY
     This is a summary of our business and this offering. You should read carefully this entire prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein before you make a decision about investing in our securities.
Our Business
     We are an independent exploration and production company focused on unconventional natural gas basins in the eastern United States that support multiple, repeatable drilling, principally in the southern portion of the Appalachian basin. We develop our prospects through our operating subsidiaries and our interests in sponsored drilling programs. We also construct and operate gas gathering systems and gas distribution facilities.
     Our principal and administrative offices are located at 120 Prosperous Place, Suite 201, Lexington, Kentucky 40509. Our telephone number is (859) 263-3948. Unless otherwise indicated, references in this prospectus supplement and the accompany prospectus to the “Company,” “we,” “our” or “us” include NGAS Resources, Inc. and our subsidiaries and interests in sponsored drilling programs.
The Offering

Common stock offered by NGAS Resources, Inc.	4,200,000 shares

Common stock to be outstanding after this offering	26,126,064 shares

NASDAQ Global Market symbol	NGAS

Use of proceeds	We expect to use the net proceeds from the offering to fund part of our capital expenditure program, including drilling and gas gathering initiatives, and for other corporate purposes. Pending those uses, we intend to use a portion of the net proceeds to repay borrowings under out revolving credit facility. See “Use of Proceeds” on page S-2 of this prospectus supplement.

Risk factors.	Investing in our common stock involves a high degree of risk. Before buying any shares, you should read carefully the discussion of material risks of investing in our common stock under the heading “Risk Factors” beginning on page S-2 of this prospectus supplement and on page 2 of the accompanying prospectus.
     The number of shares of common stock to be outstanding after this offering is based on 21,926,064 shares outstanding as of November 19, 2007.
     The number of shares of common stock to be outstanding after this offering excludes:
•	2,681,250 shares of our common stock issuable upon exercise of outstanding options granted under our stock option plans at a weighted average exercise price of $4.75 per share; and
•	2,580,195 shares of our common stock issuable upon conversion of our outstanding 6% notes at a conversion price of $14.34 per share, subject to antidilution adjustments, which will reduce the conversion price to $12.95 per share after giving effect to this offering.

RISK FACTORS
     You should carefully consider the information set forth in the section of the accompanying prospectus entitled “Risk Factors,” beginning on page 2, as well as other information included in or incorporated by reference into this prospectus supplement and the accompanying prospectus and specific risk factors discussed in the sections entitled “Risk Factors” contained in our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, incorporated by reference herein, before deciding whether to invest in our securities.
USE OF PROCEEDS
     The net proceeds to us from this offering, after deducting underwriting discounts and commissions and reimbursed expenses, but before payment of offering expenses, will be approximately $23.8 million. We expect to use substantially all these proceeds to fund part of our capital expenditure program, including horizontal as well as vertical drilling and gas gathering initiatives, and for other corporate purposes. Pending those uses, we intend to use the net proceeds to repay part of our borrowings under our revolving credit facility. As of November 19, 2007, our borrowings under the facility aggregated $63.0 million, plus $2.0 million in outstanding letters of credit. We originally borrowed these funds for our ongoing drilling and gathering operations and other corporate purposes.
UNDERWRITING
     BMO Capital Markets Corp. is acting as representative of the underwriters. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has agreed to purchase from us, and we have agreed to sell to such underwriter, the respective number of shares of common stock shown opposite its name below.

Number of
Underwriter	Shares
BMO Capital Markets Corp.	2,100,000

Ferris, Baker Watts Incorporated	735,000

RBC Capital Markets Corporation	735,000

Broadpoint Capital, Inc.	420,000

Dahlman Rose & Company, LLC	210,000

Total	4,200,000

     The underwriting agreement provides that the obligations of the underwriters to purchase the shares included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all of the shares if they purchase any of the shares.
     The representative has advised us that the underwriters propose to offer the shares directly to the public at the public offering price presented on the cover page of this prospectus supplement. If all of the shares are not sold at the initial offering price, the underwriters may change the public offering price and the other selling terms.
     We and our executive officers and directors have agreed with the underwriters, subject to certain exceptions, not to dispose of or hedge any shares of common stock or securities convertible into or exchangeable for shares of common stock, subject to specified exceptions, during the period from the date of this prospectus supplement continuing through the date 90 days after the date of this prospectus supplement, except with the prior written consent of BMO Capital Markets Corp. BMO Capital Markets Corp., in its sole discretion, may release any of the securities subject to these lock-up agreements at any time without notice.
     The 90-day restricted period described in the preceding paragraph will be automatically extended if: (i) during the period that begins on the date that is 15 calendar days plus three business days before the last day of the 90-day restricted period and ends on the last day of the 90-day restricted period, we issue an earnings release or material news or a material event relating to the company occurs, or (ii) prior to the expiration of the 90-day restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 90-day restricted period, the restrictions will continue to apply until the expiration of the date that is 15 calendar days plus three business days after the date on which the issuance of the earnings release or the material news or material event occurs, provided, however, this provision will not apply if, within three days of the termination of the 90-day restricted period, we deliver to BMO Capital Markets Corp. a certificate, signed by our chief financial officer or chief executive officer, certifying that our shares of common stock are, as of the date of delivery of such certificate, “actively trading securities,” as defined in Regulation M under the Exchange Act.
     The following table summarizes the underwriting discounts and commissions that we will pay to the underwriters in connection with this offering.

Per Share	$0.30

Total	$1,260,000.00
     We have also agreed to reimburse the fees, disbursements and other charges of counsel to the underwriters in an amount not to exceed $100,000.
     In compliance with the guidelines of the Financial Industry Regulatory Authority, the maximum consideration or discount to be received by any FINRA member may not exceed 8.0% of the aggregate amount of the securities offered pursuant to this prospectus supplement and the accompanying prospectus.
     Our common stock is listed on the NASDAQ Global Market under the symbol ‘‘NGAS.’’
     The underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions, penalty bids or purchases and passive market making for the purposes of pegging, fixing or maintaining the price of the common stock, in accordance with Regulation M under the Exchange Act.
     Over-allotment transactions involve sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase, which creates a syndicate short position. The underwriters may close out any short position by purchasing shares in the open market.
     Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specific maximum.
     Syndicate covering transactions involve purchases of the common stock in the open market after the distribution has been completed to cover syndicate short positions. The position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.
     Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.
     In passive market making, market makers in the common stock who are underwriters or prospective underwriters may, subject to limitations, make bids for or purchase shares of our common stock until the time, if any, at which a stabilizing bid is made.
     These stabilizing transactions, syndicate covering transactions, penalty bids and passive market making may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the NASDAQ Global Market or otherwise and, if commenced, may be discontinued at any time.
     Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor any of the underwriters make any representation that the representative will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

     Certain of the underwriters have performed or may perform investment and commercial banking and advisory services for us from time to time for which they have received or may receive customary fees and expenses.
     We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.
LEGAL COUNSEL
     The validity of the securities being offered pursuant to this prospectus supplement and the accompanying prospectus will be passed upon for us by Stahl & Zelmanovitz, New York, New York. Lowenstein Sandler PC, New York, New York, is counsel for the underwriters in connection with this offering.
EXPERTS
     The consolidated financial statements of NGAS Resources, Inc. incorporated into this prospectus supplement and the accompanying prospectus by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 were audited by Hall, Kistler & Company LLP, independent auditors.
WHERE YOU CAN FIND MORE INFORMATION
     We are a “reporting company” as that term is used in the Securities Exchange Act of 1934. As a reporting company, we are required to file reports, proxy statements and other information with the SEC. You may read and copy any of the reports, proxy statements and other information that we have filed with the SEC at the SEC’s Public Reference Room, located at 100 F Street, NE, Washington, D.C. 20549. You may get information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding us and other issuers that electronically file information with the SEC. The address of that site is http://www.sec.gov.
     We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933 with respect to the securities offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus does not contain all the information set forth in the registration statement because certain information has been incorporated into the registration statement by reference in accordance with the rules and regulations of the Securities and Exchange Commission. Please review the documents incorporated by reference for a more complete description of the matters to which such documents relate. The registration statement may be inspected at the SEC’s Public Reference Room, located at 100 F Street, NE, Washington, D.C. 20549 and is available to you on the SEC’s website.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
     The SEC allows us to incorporate by reference the information we file with them. This means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered part of this prospectus supplement and the accompanying prospectus, and information we file later with the SEC will automatically update and replace this information. In all cases, you should rely on the most recent information included or incorporated by reference in this prospectus supplement and the accompanying prospectus.
     We are incorporating by reference in this prospectus supplement and the accompanying prospectus the following documents:
•	Amended Annual report on Form 10-K/A for the year ended December 31, 2006.

•	Quarterly reports on Form 10-Q for the quarters ended March 31, 2007, June 30, 2007 and September 30, 2007.

•	Proxy statement dated April 30, 2007.

•	All documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 on or after the date of this prospectus supplement and before the date that the offering of securities by means of this prospectus supplement and the accompanying prospectus is terminated.
     You may request a copy of these filings, in most cases without exhibits, at no cost by writing or telephoning us at our principal executive offices. Our principal and administrative offices are located at 120 Prosperous Place, Suite 201, Lexington, Kentucky 40509. Our telephone number is (859) 263-3948.

PROSPECTUS
$100,000,000
NGAS Resources, Inc.
Common Stock, Preferred Stock,
Debt Securities and Warrants
     We may offer to sell, from time to time, in one or more series:
•	common stock;

•	preferred stock;

•	senior or subordinated debt securities; or

•	warrants to purchase our common stock.
     We may offer any combination of these securities in one or more offerings, up to an aggregate offering price of $100,000,000, on terms to be determined at or prior to the time of sale. This prospectus provides you with a general description of securities we may offer and sell from time to time. Each time we sell those securities, we will provide their specific terms in a supplement to this prospectus. This prospectus may not be used to consummate a sale of these securities unless accompanied by a prospectus supplement.
     We may offer and sell these securities to or through underwriters, dealers or agents, or directly to purchasers. The names and compensation of any underwriters or agents involved in the sale of these securities will be described in a supplement to this prospectus.
     Our common stock is traded on the Nasdaq National Market under the symbol “NGAS.”
     Investing in our securities involves a high degree of risk. You should carefully consider the information under “Risk Factors” beginning on page 2 of this prospectus as well as the risk factors contained in other documents incorporated by reference into this prospectus.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is November 7, 2007

Page

About this Prospects	1
Where You Can Find More Information	1
Incorporation of Certain Documents by Reference	1
Forward-Looking Statements	2
The Company	2
Rick Factors	2
Ratio of Earnings to Fixed Charges	5
Use of Proceeds	5
Description of Capital Stock	5
Description of Debt Securities	8
Description of Warrants	13
Plan of Distribution	16
Experts	17
Legal Matters	17
ABOUT THIS PROSPECTUS
     This prospectus is part of registration statement we filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933 (the “Securities Act”), using a shelf registration process. Under this process, we may sell any combination of the securities described in this prospectus in one or more offerings, up to a total dollar amount of $100,000,000. This prospectus provides you with general information about those securities and the manner in which they will be offered for sale. Each time we sell securities under this shelf registration, we will provide a prospectus supplement containing specific information about the offering. The prospectus supplement may also add, update or change information contained in this prospectus. Before making any investment decision, you should carefully read this prospectus and any prospectus supplement, along with documents incorporated by reference and described under the heading “Where You Can Find More Information.”
WHERE YOU CAN FIND MORE INFORMATION
     We file annual, quarterly and other reports and information with the SEC. Our SEC filings are available over the Internet on the website maintained by the SEC at www.sec.gov. You may also read and copy any of these documents at the SEC’s public reference room located at 100 F Street, N.E., Washington, DC 20549. Information about that facility can be obtained from the SEC by calling (800) 833-0330. These documents may also be accessed on our website at www.ngas.com.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
     The SEC allows us to incorporate by reference the information we file with them. This means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered part of this prospectus, and information we file later with the SEC will automatically update and replace this information. In all cases, you should rely on the most recent information included or incorporated by reference in this prospectus.
     We are incorporating by reference in this prospectus the following documents:
•	Amended Annual report on Form 10-K/A for the year ended December 31, 2006.

•	Quarterly reports on Form 10-Q for the quarters ended March 31 and June 30, 2007.

•	Proxy statement dated April 30, 2007.

•	All documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 on or after the date of this prospectus and before the date that the offering of securities by means of this prospectus is terminated.

     You may request a copy of these filings, in most cases without exhibits, at no cost by writing or telephoning us at our principal executive offices. Our principal and administrative offices are located at 120 Prosperous Place, Suite 201, Lexington, Kentucky 40509. Our telephone number is (859) 263-3948.
FORWARD-LOOKING STATEMENTS
     Some statements made by us in this prospectus, including information in documents incorporated by reference, are prospective and constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Other than statements of historical fact, all statements that address future activities, events, outcomes and other matters we plan, expect, budget, intend or estimate (and other similar expressions) are forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which are beyond our control. If the assumptions we use in making forward-looking statements prove incorrect, our actual results could differ materially from future results expressed or implied by the forward-looking statements. We will not necessarily update any forward looking statements to reflect events or circumstances occurring after the date they are made.
THE COMPANY
     We are an independent exploration and production company focused on unconventional natural gas basins in the eastern United States that support multiple, repeatable drilling, principally in the southern portion of the Appalachian basin. We develop our prospects through our operating subsidiaries and our interests in sponsored drilling programs. We also construct and operate gas gathering systems and gas distribution facilities. Our principal and administrative offices are located in Lexington, Kentucky. Unless otherwise indicated, references in this prospectus to the “Company,” “we,” “our” or “us” include NGAS Resources, Inc. and our subsidiaries and interests in sponsored drilling programs.
RISK FACTORS
     An investment in our securities involves many risks. The following factors and the other information contained or incorporated in this prospectus should be carefully considered before making an investment decision.
Risks Relating to Our Business and Industry
Revenue from our oil and gas operations often depends on factors beyond our control.
     The profitability of our oil and gas operations depends upon various factors, many of which are beyond our control, including:
•	natural gas and crude oil prices, which are subject to substantial fluctuations based on supply and demand, seasonality, access to and capacity of transportation facilities, price and availability of alternative fuels, worldwide political and economic conditions, the nature and extent of governmental regulation and taxation and the effect of energy conservation measures;

•	future market, economic and regulatory factors that may materially affect our sales of gas production; and

•	business and operating practices of our competitors.

Our current oil and gas reserves may be depleted.
     Unless we continue to acquire additional properties with proved reserves and expand our reserves through successful exploration and development activities, our reserves will decline as they are produced. Although the production history for most of our Appalachian wells is substantially less than the average reserve life for mature wells in the region, estimates of our proved producing reserves as of December 31, 2006 were based on historical production profiles for the region. This resulted in a projected decline rate of approximately 18.5% for 2007, decreasing hyberbolically to 5.4% in 2021. The actual performance of our wells could differ materially from these estimates. The depletion of our reserves, whether at anticipated rates or otherwise, will reduce cash flow for future growth as well as the assets available to secure financing to develop and replace our existing reserves.
Estimating reserves and future net revenues involves uncertainties that could result in revisions.
     There are many uncertainties inherent in estimating quantities of proved reserves and in projecting future rates of production and timing of development expenditures. Reservoir engineering is a subjective process of estimating underground accumulations of oil and gas that cannot be measured in an exact way. The accuracy of any reserve estimate is dependent on the quality of available data and is subject to engineering and geological interpretation and judgment. Results of drilling, testing and production after the date of an estimate may justify revision of the estimate. As a result, reserve estimates are often materially different from the quantities of oil and gas that are ultimately recovered.
Uncertainties in recovering undeveloped reserves.
     As of December 31, 2006, approximately 58% of our estimated proved reserves were undeveloped, and 73% of our reserves from Leatherwood, our largest field, were undeveloped. The ultimate recovery of our undeveloped reserves is uncertain. Recovering these reserves will require significant capital expenditures and successful drilling operations. Our reserve estimates assume that we will be able to make the capital expenditures needed to develop these reserves, and we may not have the capital or financing we need for their development. These estimates also assume the continuation of existing economic conditions, including the costs associated with reserve development, which may not be accurate over time. In addition, our development of these reserves may not occur as scheduled. Any of these factors could cause our actual results from future development initiatives to differ materially from the anticipated results reflected in our reserve estimates.
Uncertainties in timing and cost for implementing drilling schedule.
     Based on prevailing economic and operating conditions, we expect to begin recovery of the proved undeveloped reserves included in our reserve estimates at the end of 2006 through our drilling initiatives over the next three years. The implementation of our development schedule for recovering these reserves is a significant part of our growth strategy. Our ability to execute this strategy is subject to a number of uncertainties, including the availability of capital, seasonal conditions, regulatory approvals, commodity prices, development costs and drilling results. Due to heightened industry demands, well service providers and equipment are in short supply. This has resulted in escalating prices for these resources. The supply imbalance may also cause delays in drilling operations and the possibility of poor services, with the potential for damage to downhole reservoirs and accidents from the overuse of equipment and the inexperience of field personnel. Because of these uncertainties, we may be unable to drill and produce our identified drilling locations or alternative prospects on schedule or on budget, and our actual results from these initiatives may differ materially from our expectations, which could adversely affect all aspects of our business.
Our oil and gas operations involve many hazards that could result in accidents and liabilities.
     Our drilling, production, gathering and transmission operations involve many operating hazards and a high degree of risk. They include the risk of fire, explosions, blowouts, craterings, pipe failure, casing collapse, abnormally pressured formations and environmental hazards such as gas leaks, ruptures and release of contaminated water. Any of these hazards could result in personal injury, property and environmental damage, clean-up responsibilities and other regulatory penalties.

Our industry is highly competitive.
     The oil and gas industry is highly competitive. We compete with integrated and other independent oil and gas companies for oil and gas leases and the equipment, materials and labor required to develop our properties. Our competitors include well established companies with greater financial and human resources than us. This may put us at competitive disadvantage in acquiring additional properties, securing field services and equipment for developing our properties on a timely basis or on favorable terms and implementing technological advancements that may be increasingly important to success in our business.
We are subject to various governmental regulations and environmental risks that could result in financial losses.
     Our business is subject to a broad range of federal and state laws and regulations that could adversely affect our operations. These include regulations governing the location and spacing of wells, the method of drilling, casing and dewatering wells, the disposal of fluids, the surface use and restoration of properties and the plugging and abandoning of wells. The costs of complying with these regulations could exceed our current expectations, and any violations could result in substantial future costs and liabilities. Liability for environmental claims may include clean-up costs or damages in excess of insurance coverage, and we could be required to remove improperly disposed waste, remediate property contamination or undertake plugging operations to prevent future contamination.
Risks Relating to Strategy, Financing and Ownership of Our Common Stock
Significant capital requirements make us dependent on the capital markets.
     Our business involves significant ongoing capital requirements. The rate of production from oil and gas properties generally declines as reserves are depleted. Without the capital to fund ongoing development activities, our proved reserves would decline as oil and gas is produced from our proved developed reserves. Our long term performance and profitability depends not only on developing our existing oil and gas reserves, but also on our ability to find or acquire additional reserves that we can develop and operate efficiently and finance on acceptable terms.
Our financial leverage creates refinancing risks.
     We are substantially leveraged, and our ability to repay or refinance our debt will be subject to our future performance and prospects as well as market and general economic conditions beyond our control. Because our business is capital intensive, we will likely be dependent on additional financing to repay our outstanding long term debt at maturity. There can be no assurance that we will be able to secure the necessary refinancing on acceptable terms.
Further issuances of our common stock could be dilutive.
     We may issue additional shares of our common stock, or other securities convertible into our common stock, to fund capital expenditures, including future acquisitions, or for working capital. If we issue additional shares of our common stock in the future, it may have a dilutive effect on the ownership interests of our existing shareholders.
Future sales may depress the market price of our common stock.
     Sales of substantial amounts of our common stock could depress its market price. All of the common shares issuable upon conversion of our outstanding convertible notes and exercise of outstanding stock options are eligible for public resale without restrictions. Sales of substantial amounts of our common stock in the public market, or the perception that substantial sales could occur, could adversely affect prevailing market prices of the common stock.
Dividends are not expected to be paid on our common stock.
     We have never paid cash dividends on our common stock. Our current policy is to retain future earnings to finance the acquisition and development of additional oil and gas reserves. Any future determination about the payment of dividends will be made at the discretion of our board of directors and will depend upon our operating results, financial condition, capital requirements, restrictions in debt instruments, general business conditions and other factors the board of directors deems relevant. If we issue any preferred stock, it will be eligible for dividends prior and in preference to our common stock, when and if declared by the board of directors.
The price of our common stock may be volatile.
     The market price of our common stock could be subject to significant volatility in response to variations in results of operations and other factors. In addition, the equity markets in general or in our industry sector may experience wide price and volume fluctuations that may be unrelated and disproportionate to the operating performance of particular companies, and the trading price of our common stock could be affected by those fluctuations.
RATIO OF EARNINGS TO FIXED CHARGES
     The following table shows our ratio of earnings to fixed charges for the periods indicated.

	Year Ended December 31,
	2006	2005	2004	2003	2002
Ratio of Earnings to Fixed Charges(1)	2.26	2.42	5.60	8.48	3.29

(1)	The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. For this purpose, “earnings” include income before income taxes and fixed charges. “Fixed charges” include interest, whether expensed or capitalized, and the portion of rental expense that represents the interest factor in these rentals.
     We are a holding company, which means that we conduct all of our operations through our subsidiaries. As a result, we depend on dividends from the earnings of our subsidiaries to generate the funds necessary to meet our financial obligations at the holding company level, including payments of principal and interest on our debt securities. Our subsidiaries may be restricted from time to time under the terms of the instruments governing their indebtedness from paying dividends or otherwise transferring assets to us.
USE OF PROCEEDS
     We will retain broad discretion over the use of the net proceeds to us from the sale of our securities under this prospectus. Unless we indicate otherwise in the applicable prospectus supplement, we anticipate that any net proceeds will be used for general corporate purposes. General corporate purposes may include:
•	repaying debt;

•	providing working capital;

•	funding capital expenditures; or

•	financing the acquisition of oil and gas properties.
     We will set forth in the applicable prospectus supplement our intended use for the net proceeds from the sale of any securities. Pending application, we may temporarily invest the net proceeds that we receive from those sales or use the net proceeds to repay short-term debt.
DESCRIPTION OF CAPITAL STOCK
General
     We are authorized to issue up to 100,000,000 shares of common stock and 5,000,000 shares of preferred stock. As of September 30, 2007, there were 21,843,981 shares of our common stock issued and outstanding and no shares of preferred stock outstanding. Our common stock is traded on the Nasdaq National Market under the symbol “NGAS.”

Common Stock
Subject to the rights of holders of any preferred stock then outstanding, holders of our common stock are entitled to receive any dividends that may from time to time be declared by our board of directors. See “Risk Factors.” Holders of the common stock are entitled to one vote per share on all matters brought to a vote of the shareholders. Because holders of the common stock do not have cumulative voting rights, the holders of a majority of the common stock represented at a meeting can select all of the directors. At least one-third of the outstanding shares entitled to vote at a general or special meeting of our shareholders must be present in person or by proxy to satisfy the quorum requirement under our governing articles.
     Holders of our common stock have no preemptive rights to subscribe for any additional securities that we may issue. There are no redemption provisions or sinking fund provisions for the common stock, nor is the common stock subject to calls or assessments by us. All shares of our common stock outstanding on the date of this prospectus have been legally issued and are fully paid and nonassessable. Upon any liquidation, dissolution or winding up of the Company, holders of the common stock are entitled to share equally, share-for-share, in the assets available for distribution after payment to all our creditors, subject to the rights of holders of any outstanding shares of preferred stock.
     The Transfer Agent and Registrar for the common stock is Pacific Corporate Trust Company.
Preferred Stock
     Under our governing articles, our board of directors is authorized, without shareholder approval, to provide for the issuance of shares of preferred stock from time to time in one or more series. Each series of preferred stock will have the specific rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, determined by the board of directors. Because the board of directors has the power or so-called “blank check” to establish the powers, preferences and rights of each series of preferred stock without shareholder approval, it may afford the holders of preferred stock preferences, powers and rights, including voting rights, senior to the rights of the holders of our common stock.
     The following summary outlines the general terms of one or more series of preferred stock that we may offer under this prospectus. While these terms may generally apply to any preferred shares that we may offer, we will describe the particular terms of any series of preferred stock in more detail in the applicable prospectus supplement. The terms of any series of preferred stock that we offer under a prospectus supplement may differ from the terms we describe below. In general, the terms of a series of preferred stock that we may offer may include:
•	the title of the series and the number of shares in the series;

•	the price at which the preferred stock will be offered;

•	the dividend rate or rates or method of calculating the rates, the dates on which the dividends will be payable, whether or not dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends on the preferred stock being offered will accumulate;

•	the voting rights, if any, that holders of the preferred stock may exercise;

•	the provisions for a sinking fund, if any, and any provisions for redemption of the preferred stock;

•	the liquidation preference per share;

•	the terms and conditions, if applicable, upon which the preferred stock will be convertible into our common stock, including the conversion price, or the manner of calculating the conversion price, and the conversion period;

•	the terms and conditions, if applicable, upon which the preferred stock will be will be exchangeable for debt securities, including the exchange price, or the manner of calculating the exchange price, and the exchange period;

•	any listing of the preferred stock on any securities exchange and the transfer agent and registrar for the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon our liquidation or dissolution;

•	any limitations on the issuance of any class or series of preferred stock ranking senior or equal to the series of preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs; and

•	any additional rights, preferences, qualifications, limitations and restrictions of the series.
     Upon issuance, the shares of preferred stock will be fully paid and nonassessable. This means that holders of the preferred stock will have paid their purchase price in full, and we may not require them to pay additional funds. Holders of preferred stock will not have any preemptive rights.
Corporate Anti-Takeover Provisions
     Our governing articles contain a number of provisions relating to corporate governance and to the rights of shareholders. Certain of these provisions could discourage potential takeover attempts and make it more difficult for stockholders to change management, which could adversely affect the market price of our common stock. These provisions include:
•	Preferred Stock. Our board of directors has the authority to determine the voting rights and other powers of “blank check” preferred stock, which could have the effect of making it more difficult for a third party to acquire a majority of our outstanding voting stock or discourage attempts to acquire control of us.

•	Removal and Appointment of Directors. Our shareholders can remove directors only for cause and only by the affirmative vote of the holders of a majority of the outstanding shares of our capital stock entitled to vote in the election of directors. Vacancies on our board of directors may be filled only by our board of directors.

•	No Cumulative Voting. Our articles do not give shareholders any right to cumulative votes in the election of directors.

•	No Shareholder Action by Written Consent. Our articles do not permit shareholder action without a meeting by consent except for the unanimous consent of all holders of our common stock.

•	Limitations on Shareholder Proposals. Our articles provide that shareholders seeking to nominate candidates for election as directors or to bring business before an annual meeting of shareholders must provide timely notice of their proposal in writing to the corporate secretary.

•	Limitations on Liability of Directors. Our articles limit the personal liability of our directors to stockholders. This may reduce the likelihood of derivative actions or other lawsuits by stockholders against our directors that could lead to a change in our management.
     We are incorporated under the laws of British Columbia, Canada. Under the British Columbia Business Corporations Act (the “BCCA”), routine matters submitted to shareholders of a British Columbia corporation are considered general business and are decided by a simple majority vote. These include business relating to the conduct of the meeting, proposals for employee benefits plans, the election of directors, ratification of auditors and approval of certain financing transactions that do not involve a change in control. Other types of proposals are considered special business, requiring a higher threshold, often referred to as a “supermajority.” Our governing articles provide for a two-thirds supermajority voting threshold for any proposal requiring passage of a special resolution of shareholders under the BCCA. Special resolutions are required for most changes to our articles and for any change of control or other extraordinary transactions.

DESCRIPTION OF DEBT SECURITIES
General
     The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the following terms will generally apply to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities in the applicable prospectus supplement. The terms of any debt securities we offer under a prospectus supplement may differ from the terms outlined below.
     Any debt securities included in a future prospectus supplement will be issued under an indenture that we will enter into at that time with a trustee to be selected by us. Separate forms of indenture for each series of notes we may offer under this prospectus will be filed as exhibits to the registration statement of which this prospectus is a part. We use the term “indenture” to refer to either of those instruments and the term “trustee” to refer to the institution to be named as the trustee thereunder. The indentures will be qualified under the Trust Indenture Act of 1939.
     The following summaries of material provisions of the notes and indentures are subject to and qualified by reference to all the provisions of each indenture and the series of notes issuable thereunder. We urge you to read the applicable prospectus supplements related to any senior or subordinated notes that we sell under this prospectus, as well as the complete indentures that contain the terms of the notes. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.
Indentures
     If we offer any series of senior or subordinated notes under this prospectus, the applicable prospectus supplement will describe the material terms of the indenture for that series, including:
•	the title and principal amount of notes offered;

•	if the series of notes will be issued in global form, the terms of our depositary arrangements;

•	the maturity date of the debt securities;

•	the principal amount due at maturity and whether the notes will be issued with any original issue discount;

•	whether and under what circumstances, if any, we will pay additional amounts on notes held by a person who is not a United States person for tax purposes and whether we can redeem those notes in that event;

•	the annual interest rate, whether fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payments or the method for determining those dates;

•	our right, if any, to defer payment of interest and the maximum length of any deferral period;

•	whether or not the notes will be secured or unsecured and the terms of any secured debt;

•	the terms of subordination for any series of subordinated notes;

•	the place where principal, interest and any additional amounts will be payable;

•	any restrictions on the transfer, sale or other assignment of the notes;

•	the terms and conditions for any rights we may have to redeem the notes at our option;

•	any provisions for a sinking fund, purchase or other analogous fund;

•	any terms and conditions under which we will be obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem the notes or purchase any notes of the series at the holder’s option;

•	any restrictions on our ability or the ability of our subsidiaries to take certain actions, including the ability to:
•	incur additional indebtedness;

•	issue additional securities of the same or other series;

•	issue guarantees;

•	pay dividends, make distributions or transfer assets;

•	redeem capital stock;

•	create liens;

•	make investments or other restricted payments;

•	engage in transactions with stockholders and affiliates; or

•	effect a consolidation or merger;
•	any requirements for us to maintain interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios; and

•	any other specific terms, preferences, rights or restrictions on the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants in addition to those described above.
Terms of Debt Offerings
     If we offer any series of senior or subordinated notes under this prospectus, the applicable prospectus supplement will also describe the material terms of the offering, including:
•	a discussion of any material or special United States federal income tax considerations applicable to the notes offered;

•	information on any book-entry features;

•	the procedures for any auction and remarketing, and

•	any terms that may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the notes.
Structural Subordination
     We conduct all of our operations through our subsidiaries and depend on dividends from their earnings to meet our financial obligations at the holding company level. As a result, holders of our debt securities will have a position junior to creditors of our subsidiaries, including trade creditors, secured lenders, other debt holders of our subsidiaries, taxing authorities and guarantee holders. In addition, our subsidiaries may be restricted from time to time under the terms of the instruments governing their indebtedness from paying dividends or otherwise transferring assets to us. If specified in the prospectus supplement, our debt securities will be general obligations of any subsidiaries that provide their guarantees, which will be unsecured obligations of those subsidiaries unless otherwise provided.
Subsidiary Guarantees
     The obligations of any subsidiary providing a guarantee of our debt securities may be limited to the maximum amount that will not result in the guarantee obligations constituting a fraudulent conveyance or fraudulent transfer under federal or state law, after giving effect to all other contingent and fixed liabilities of that subsidiary. Each indenture may restrict consolidations or mergers with or into a subsidiary guarantor or provide for the release of a subsidiary from a subsidiary guarantee. If a series of debt securities is guaranteed by our subsidiaries and is designated as subordinate to our senior debt, then the guarantee by those subsidiaries will be subordinated to their senior debt and will be subordinated to any guarantees by those subsidiaries of our senior debt.

Conversion or Exchange Rights
     We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our preferred stock, our common stock or other securities, including the conversion or exchange rate, as applicable, or how it will be calculated, the applicable conversion or exchange period and the conditions for conversion or exchange, whether mandatory, at the option of the holder or at our option. We may include provisions for adjusting the number of our securities that note holders receive upon conversion or exchange under circumstances described in the indenture. Unless the applicable prospectus supplement states otherwise, the number of our securities that note holders receive upon conversion or exchange will be adjusted proportionately if we subdivide or combine our common stock or preferred stock, as applicable, or if we take any of the following actions without receiving payment:
•	issuing capital stock or other securities convertible into or exchangeable for our common stock or preferred stock, or any rights to otherwise acquire any of those securities, as a dividend or distribution to holders of our common stock or preferred stock;

•	paying any cash to holders of our common stock or preferred stock other than a cash dividend paid out of our current or retained earnings or other than in accordance with the terms of the preferred stock;

•	issuing any evidence of our indebtedness or rights to acquire our debt securities to holders of our common stock or preferred stock; or

•	issuing any securities or property to holders of our common stock or preferred stock by way of spin-off, split-up, reclassification, combination of shares or similar corporate arrangement.
     In any of those event, the holders of our convertible or exchangeable notes will be entitled to receive, upon conversion or exchange of their notes, in addition to the common or preferred stock otherwise issuable to them and without paying any additional consideration, the amount of stock and other securities and property they would have received if they held the common or preferred stock issuable upon conversion of their notes at the time that holders of our common or preferred stock received or became entitled to receive the additional stock and other securities or property.
     Holders of our debt securities may have additional rights under the following circumstances:
•	certain reclassifications, capital reorganizations or similar changes in our common stock or preferred stock;

•	certain share exchanges, mergers or similar transactions involving changes in our common stock or preferred stock; or

•	certain sales or dispositions to another entity of all or substantially all of our property and assets.
     If one of those transactions occurs and holders of our common stock or preferred stock are entitled to receive securities or other property with respect to or in exchange for the stock, the holders of our convertible or exchangeable notes then outstanding will be entitled to receive, upon conversion or exchange of their notes, the kind and amount of stock and other securities or property that they would have received at the time of the transaction if they had converted or exchanged their notes s immediately before the transaction.
     Except as described above or in the applicable prospectus supplement, the number of our securities that note holders receive upon conversion or exchange of their notes and the amounts of any property to be received upon conversion or exchange of those notes will not be adjusted if we issue new securities of any kind or rights to purchase new securities.
Consolidation, Merger or Sale
     The indentures do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor of ours by merger or asset acquisition must assume all of our obligations under the indentures and the debt securities. If the debt securities are convertible or exchangeable for our other securities, the successor must make provisions for their conversion or exchange for securities which their holders would have received if they had converted or exchanged our debt securities before the consolidation, merger or sale.
Events of Default Under the Indentures
     The indentures provide for the following events of default:
•	if we fail to pay interest when due and our failure continues for 30 days, unless the time for payment has been further extended or deferred;

•	if we fail to pay the principal, or premium, if any, when due and the time for payment has not been extended;

•	if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant solely for the benefit of another series of debt securities, and our failure continues for 90 days after we receive notice from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; or

•	if specified events of bankruptcy, insolvency or reorganization (“bankruptcy event”) occur.
     If an event of default other than a bankruptcy event occurs and is continuing under the indenture for any series of our debt securities, the trustee or the holders of at least 25% in aggregate principal amount of that series, by notice to us in writing, may declare the unpaid principal, any premium and accrued interest due and payable immediately. If a bankruptcy event occurs, the principal amount and accrued interest for each series of our debt securities then outstanding will be due and payable without any notice or other action on the part of the trustee or any holder. The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default under the indenture for that series, except defaults on payment of principal, any premium or interest, unless we have cured the default in accordance with the applicable indenture.
Remedies
     Subject to the terms of the indentures, if an event of default occurs and is continuing, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, subject to the following conditions:
•	the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any holders of the applicable series of debt securities unless the holders have offered the trustee reasonable indemnity;

•	the direction given by the holder is not in conflict with any law or the applicable indenture; and

•	subject to its duties under the Trust Indenture Act of 1939, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.
     These limitations will not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, any premium or interest on the debt securities. We will periodically file statements with the trustee regarding our compliance with our covenants in the indentures.
Amendments and Supplements to the Indentures
     We may amend or supplement an indenture without the consent of any holders of our debt securities issued under the indenture to cure or correct any ambiguities or defective provisions or to provide for other matters under the indenture that we and the trustee agent deem necessary or desirable, so long as the amendments or supplements do not harm the interests of the note holders and are related to specific matters, including amendments or supplements:

•	to comply with the covenants restricting our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets;

•	to comply with any requirements of the Securities and Exchange Commission in connection with the qualification of any indenture under the Trust Indenture Act of 1939;

•	to evidence and provide for the acceptance of appointment of a successor trustee;

•	to provide for uncertificated debt securities and to make any appropriate changes for that purpose;

•	to add, remove or revise the conditions and limitations on the authorized amount, terms or purposes of issuance, authorization and delivery of debt securities of any unissued series;

•	to add new covenants, conditions or provisions for the protection of the holders or to surrender any of our rights or powers under the indenture; and

•	to change anything that does not adversely affect the legal rights of any holder of debt securities of any series.
     The rights of holders of a series of our debt securities may also be changed by us and the trustee with the written consent from holders of at least a majority in aggregate principal amount of the outstanding debt securities of the series that is affected. However, we may only make the following changes with the consent of each holder of any outstanding debt securities affected:
•	extending the fixed maturity of the series of debt securities;

•	reducing the principal amount, extending the time for payment of interest or reducing any premium payable upon the redemption of any debt securities; or

•	reducing the percentage of holders whose consent is required for any supplemental indenture.
Discharge
     Each indenture provides that we can elect to be discharged from our obligations for the underlying series of debt securities, except for obligations to:
•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.
     In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal, any premium and interest on the debt securities of the series on the dates payments are due.
Form, Exchange and Transfer
     We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with The Depository Trust Company or another depositary named by us and identified in a prospectus supplement for that series. We will name the security registrar and any transfer agent for each series of our debt securities in the applicable prospectus supplement. We may at any time designate additional transfer agents, rescind the designation of any transfer agent or approve a change in the office of any transfer agent.

     At the option of the holder, subject to the terms of the indentures and any limitations described in the applicable prospectus supplement, the holder of our debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount. Subject to those terms and limitations, holders of our debt securities may present them for exchange or for registration of transfer, duly endorsed or with the form of transfer duly executed, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.
     If we elect to redeem the debt securities of any series, we will not be required to:
•	issue and register the transfer or exchange of our debt securities of any series that we elect to redeem in part during a period beginning at the opening of business 15 days before the mailing date for a notice of redemption to affected holders and ending at the close of business on the mailing date; or
•	register the transfer or exchange of any debt securities selected for redemption, in whole or in part, except the unredeemed portion of those debt securities.
Information About the Trustee
     The trustee, other than during the occurrence and continuance of an event of default under an indenture, will undertake to perform only those duties specified in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent fiduciary would exercise or use in the conduct of its own affairs. Subject to this provision, the trustee will have no obligation to exercise any of its powers under the indentures at the request of any holder of the covered debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.
Payment and Paying Agents
     Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities are registered at the close of business on the regular record date for the interest payment. We will pay principal and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, although we may make interest payments by check mailed to the holder or by wire transfer to certain holders unless we otherwise indicate in the applicable prospectus supplement.
     Unless we otherwise indicate in a prospectus supplement, we will designate an office or agency of the trustee in the City of New York as our paying agent for payments on our debt securities of each series. In the applicable prospectus supplement, we will name any additional paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of each series. All money we pay to a paying agent or the trustee for the payment of the principal, any premium or interest on our debt securities that remains unclaimed at the end of two years after the payment has become due will be repaid to us, and the holder of the debt security thereafter may look only to us for that payment.
Governing Law
     The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.
DESCRIPTION OF WARRANTS
General
     The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus.

They may consist of warrants to purchase shares of our common stock. The warrants may be offered independently or together with common stock, preferred stock or debt securities covered by the prospectus supplement. They may be attached to or separate from those securities. While the following terms will generally apply to any future warrants we may offer under this prospectus, we will describe the particular terms of any warrants in the applicable prospectus supplement. The terms of any warrants we offer under a prospectus supplement may differ from the terms outlined below.
     Any warrants included in a future prospectus supplement will be issued under a warrant agreement that we will enter into at that time with a warrant agent to be selected by us. We will file forms of the warrant agreements for each type of warrant we may offer under this prospectus as exhibits to the registration statement of which this prospectus is a part. We use the term “warrant agreement” to refer to any of these warrant agreements and the term “warrant agent” to refer to the institution to be named as warrant agent under any of these warrant agreements. The warrant agent will act solely as our agent in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants.
     The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement applicable to a particular series of warrants. We urge you to read the applicable prospectus supplements related to any warrants that we sell under this prospectus, as well as the complete warrant agreements that contain the terms of the warrants.
Warrants Terms
     If warrants for the purchase of our shares of our common stock are offered, the prospectus supplement will describe the following terms, to the extent applicable:
•	the offering price and the aggregate number of warrants offered;

•	the total number of shares that can be purchased if a holder of the warrants exercises them including, if applicable, any provisions for changes to or adjustments in the exercise price or in the securities or other property receivable upon exercise;

•	the date on and after which the holder of the warrants can transfer them separately from the related common stock or series of preferred stock;

•	the date on which the right to exercise the warrants begins and the date on which that right expires;

•	the federal income tax consequences of holding or exercising the warrants; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.
     Warrants for the purchase of common stock will be in registered form only. A holder of warrant certificates may exchange them for new certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until the are exercised, holders will not have any rights as holders of the underlying common stock, including any rights to receive dividends or to exercise any voting rights, except to the extent set forth under “Warrant Adjustments” below.
Warrant Adjustments
     Unless the applicable prospectus supplement states otherwise, the exercise price specified in warrants for the purchase of our common stock covered by those warrants will be adjusted proportionately if we subdivide or combine our common stock. In addition, unless the prospectus supplement states otherwise, holders of those warrants will be entitled to adjustments to the securities they receive upon exercise of their warrants if we take any of the following actions without receiving payment:
•	issuing capital stock or other securities convertible into or exchangeable for our common stock or any rights to otherwise acquire our common stock, as a dividend or distribution to holders of our common stock;

•	paying any cash to holders of our common stock other than a cash dividend paid out of our current or retained earnings;

•	issuing any evidence of our indebtedness or rights to acquire our debt securities to holders of our common stock; or

•	issuing any securities or property to holders of our common stock by way of spin-off, split-up, reclassification, combination of shares or similar corporate arrangement.
     In any of those event, the holders of common stock warrants will be entitled to receive upon exercise of their warrants, in addition to the common stock otherwise issuable to them and without paying any additional consideration, the amount of stock and other securities and property they would have received if they held the common stock issuable under their warrants at the time that holders of our common stock received or became entitled to receive the additional stock and other securities or property.
     Holders of our common stock warrants may have additional rights under the following circumstances:
•	certain reclassifications, capital reorganizations or similar changes in our common stock;

•	certain share exchanges, mergers or similar transactions involving changes in our common stock; or

•	certain sales or dispositions to another entity of all or substantially all of our property and assets.
     If one of those transactions occurs and holders of our common stock or preferred stock are entitled to receive securities or other property with respect to or in exchange for the stock, the holders of our common stock warrants or preferred stock warrants then outstanding will be entitled to receive, upon exercise of their warrants, the kind and amount of stock and other securities or property that they would have received at the time of the transaction if they had exercised their warrants immediately before the transaction.
     Except as described above or in the applicable prospectus supplement, the exercise price and number of common shares covered by our warrants and the amounts of any other securities or property to be received upon exercise of the warrants will not be adjusted if we issue new securities of any kind or rights to purchase new securities.
Exercise of Warrants
     Each holder of a warrant will be entitled to purchase the number of common shares at the exercise price described in the applicable prospectus supplement. After the close of business on the day when the right to exercise terminates (or a later date if we extend the time for exercise), unexercised warrants will become void. A holder of warrants may exercise them by following the general procedure:
•	delivering to the warrant agent the payment required by the applicable prospectus supplement to purchase the underlying security;

•	completing and signing the reverse side of the warrant certificate; and

•	delivering the warrant certificate representing the warrants to the warrant agent.
     If you comply with these procedures, your warrants will be considered to have been exercised when the warrant agent receives payment of the exercise price. After you have completed those procedures, we will issue and deliver to you, as soon as practicable, a certificate representing the common shares that you purchased upon exercise. If you exercise fewer than all of the warrants represented by a warrant certificate, a new warrant certificate will be issued to you for the unexercised amount of warrants. Holders of warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the warrants.

Amendments and Supplements to the Warrant Agreements
     We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants to cure or correct any ambiguities or defective provisions or to provide for other matters under the warrant agreement that we and the warrant agent deem necessary or desirable, so long as the amendments or supplements do not harm the interests of the warrant holders.
PLAN OF DISTRIBUTION
     We may sell the securities covered by this prospectus to one or more underwriters for public offering and sale by them, and may also sell the securities to investors directly or through agents. We will name any underwriter or agent involved in the offer and sale of securities in the applicable prospectus supplement. We have reserved the right to sell or exchange securities directly to investors on our own behalf in jurisdictions where we are authorized to do so. We may distribute the securities from time to time in one or more transactions:
•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale or at prices related to the prevailing market prices; or

•	at negotiated prices.
     We may also, from time to time, authorize dealers acting as our agents to offer and sell securities on the terms and conditions set forth in the applicable prospectus supplement. We or the purchasers of securities for whom the underwriters may act as agents may compensate underwriters in the form of underwriting discounts or commissions, in connection with the sale of securities. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis, and a dealer will purchase securities as a principal for resale at varying prices to be determined by the dealer.
     We will describe any compensation we pay to underwriters or agents in connection with the offering of securities in the applicable prospectus supplement as well as any discounts, concessions or commissions allowed by underwriters to participating dealers. The dealers and agents participating in the distribution of securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses. We may grant underwriters who participate in the distribution of our securities under this prospectus an option to purchase additional securities to cover any over-allotments in connection with the distribution.
     The securities we offer under this prospectus may or may not be listed on a national securities exchange. To facilitate the offering of our securities, certain participants in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by participants in the offering of more securities than we sold to them. In these circumstances, these participants would cover their over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, participants in the offering may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids in which selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above prices that might otherwise prevail in the open market. These transactions may be discontinued at any time.
     We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and they may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in these sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment to the registration statement relating to this prospectus. In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. The financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
     To the extent required pursuant to Rule 424(b) of the Securities Act, or other applicable rule, we will file a prospectus supplement to describe the terms of any offering of our securities covered by this prospectus. The prospectus supplement will disclose:
•	the terms of the offer;

•	the names of any underwriters, including any managing underwriters, as well as any dealers or agents;

•	the purchase price of the securities from us;

•	the net proceeds to us from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions or other items constituting underwriters’ compensation and any commissions paid to agents;

•	any initial public offering price; and

•	other facts material to the transaction.
     We will bear substantially all of the costs, expenses and fees in connection with the registration of our securities under this prospectus Certain underwriters, dealers or agents and their associates may engage in transactions with and perform services for us in the ordinary course of our business.
EXPERTS
     The Consolidated Financial Statements of NGAS Resources, Inc. incorporated herein by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 were audited by Hall, Kistler & Company LLP, independent auditors.
LEGAL MATTERS
     The validity of the issuance of the securities being offered under this prospectus will be passed upon for us by Stahl & Zelmanovitz, 747 Third Avenue, New York, New York 10017.

4,200,000 Shares
Common Stock
Prospectus Supplement
November 19, 2007

BMO Capital Markets

Ferris, Baker Watts	RBC Capital Markets
Incorporated
Broadpoint.
Dahlman Rose & Company